Exhibit 99

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP & Director of Marketing & PR
	(808) 544-0627		(808) 544-0687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS INCREASE IN FIRST QUARTER NET
INCOME TO $20.1 MILLION

HONOLULU, April 30, 2007 — Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the first quarter of 2007 of $20.1 million, or $0.65 per diluted share, compared to $19.3 million, or $0.63 per diluted share, reported in the first quarter of 2006 and $18.8 million, or $0.61 per diluted share, reported in the fourth quarter of 2006.

“It’s rewarding to see continued earnings growth despite an increasingly challenging environment,” said Clint Arnoldus, President and Chief Executive Officer.  “We are particularly pleased with the growth in our commercial lines as we continue to roll out innovative products for our customers.”

First Quarter Highlights

•                  Quarterly net income of $20.1 million.

•                  Loans and leases increased by $284.1 million, or 7.8% from a year ago.

•                  Nonperforming assets to total assets improved to 0.03%, compared to 0.12% a year ago.

•                  Deposits increased by $166.4 million, or 4.5% from a year ago.

•                  Introduction of remote deposit capture service for business customers.

Earnings Highlights

Net interest income for the first quarter of 2007 was $53.7 million, an increase of 2.9% over the year-ago quarter and 0.5% over the fourth quarter of 2006.  The year-over-year growth in net interest income was attributable to a 5.5% increase in average interest earning assets and the recognition of $0.9 million in interest income on the payoff of a nonaccrual loan.  The net interest margin for the current quarter was 4.52%, compared to 4.64% in the year-ago quarter and 4.47% in the fourth quarter of 2006.  Excluding the nonaccrual interest, the net interest margin was 4.46% for the current quarter.  The net interest margin compression during the last year reflects the upward pricing of deposits and borrowings and the higher proportion of balances in higher-rate savings and time deposits.

The provision for loan and lease losses in the first quarter of 2007 was $2.6 million, compared to $0.5 million in the year-ago quarter and no provision in the fourth quarter of 2006.  The increase in the provision in the current quarter resulted from commercial loan charge-offs from a single borrower totaling $2.9 million.  “The majority of the commercial loan charge-offs were isolated to a single borrower.  We believe our overall credit quality remains strong as evidenced by our asset quality ratios,” commented Arnoldus.

Other operating income totaled $11.2 million for the first quarter of 2007, compared to $12.2 million in the year-ago quarter and $9.5 million in the fourth quarter of 2006.  The decrease from the year-ago quarter was primarily due to a decrease in loan sale activity from Central Pacific HomeLoans, Inc. (“CPHL”).  The increase over the previous quarter was primarily due to the recognition of a $1.5 million loss in the fourth quarter of 2006 in connection with an investment portfolio repositioning.

Other operating expense for the first quarter of 2007 was $30.5 million, compared to $33.8 million in the year-ago quarter and $35.7 million in the fourth quarter of 2006.  First quarter 2007 expenses included adjustments to certain employee benefit accruals totaling $0.2 million, offset by a $1.8 million reversal of incentive compensation accruals and a $0.8 million reversal of reserves for unfunded commitments.  First quarter 2006 expenses included a $2.2 million retirement charge paid to a former senior executive, offset by a $0.5 million partial refund of an FDIC assessment and fourth quarter 2006 expenses included adjustments to certain employee benefit accruals totaling $0.9 million.  Excluding the aforementioned items, other operating expense for the current quarter decreased by 5.5% on a sequential-quarter basis and increased by 2.5% on a year-over-year basis.

The Company’s efficiency ratio for the first quarter of 2007 was 45.43%, compared with 50.42% for the year-ago quarter and 53.40% for the fourth quarter of 2006.  The lower efficiency ratio in the current quarter was primarily attributable to the expense items discussed above.  Excluding these items, the Company’s efficiency ratio was 49.20% for the current quarter, compared to 47.93% for the year-ago quarter and 52.05% for the fourth quarter of 2006.

The effective tax rate was 36.61% for the first quarter of 2007, compared to 35.65% in the year-ago quarter and 30.81% in the fourth quarter of 2006.  The sequential-quarter increase was primarily due to federal and state tax credits related to high-technology investments and energy conservation leases in the fourth quarter of 2006.

Balance Sheet Highlights

Total assets of $5.5 billion at March 31, 2007 increased by $259.7 million, or 4.9%, from a year ago and by $21.6 million, or 0.4%, from December 31, 2006.

Total loans and leases of $3.9 billion at March 31, 2007 increased by $284.1 million, or 7.8%, from a year ago and by $58.5 million, or 1.5%, from December 31, 2006.  The mainland loan production offices contributed approximately 70% of the current quarter’s loan growth, while the Hawaii operations contributed the remaining 30%.

Total deposits of $3.8 billion at March 31, 2007 increased by $166.4 million, or 4.5%, from a year ago and was virtually unchanged from December 31, 2006.  During the first quarter of 2007, increases in savings and money market deposits of $23.5 million and time deposits of $21.4 million were offset by a decrease in noninterest-bearing demand deposits of $44.8 million.

Shareholders’ equity of $753.5 million at March 31, 2007, increased from $686.5 million a year ago and from $738.1 million at December 31, 2006.

Asset Quality

Net loan charge-offs in the first quarter of 2007 totaled $4.3 million, compared to net loan charge-offs of $0.4 million in the year-ago quarter and $0.3 million in the fourth quarter of 2006.  Loan charge-offs in the current quarter included the aforementioned commercial loan charge-offs from a single borrower totaling $2.9 million.

At March 31, 2007, nonperforming assets totaled $1.6 million, or 0.03%, of total assets, compared to $6.1 million, or 0.12%, of total assets at March 31, 2006 and $9.0 million, or 0.16%, of total assets at December 31, 2006.  Loans delinquent for 90 days or more of $0.6 million declined by 80.2% from a year ago and by 34.8% from December 31, 2006.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.30% at March 31, 2007, compared to 1.47% a year ago and 1.36% at December 31, 2006.

Bank Launches Remote Deposit Central® for Business Customers

Earlier this month, Central Pacific Bank announced it was the first Hawaii bank to offer a remote deposit service for business customers, allowing customers to deposit checks from the comfort of their office or home office.

“We’re excited about Remote Deposit Central® because it allows our customers to manage their cash flow more efficiently while saving them time,” remarked Arnoldus.  “This product also demonstrates our commitment to bringing innovation to our customers.  Moreover, because we’re currently the only Hawaii institution to offer this service, we believe we have a competitive advantage and an opportunity to win new business customers.”

Remote Deposit Central is a product that is primarily intended for professional service companies — such as wholesalers, physicians, accountants and property managers — whose customer transactions are ‘check intensive’ rather than cash heavy.  Feedback from customers who have piloted the service has been overwhelmingly positive, saying they appreciate the convenience and efficiency of Remote Deposit Central.

Business and Earnings Outlook

Based on current and anticipated economic and business conditions, management forecasts diluted earnings per share for 2007 in the range of $2.75 to $2.85.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss the quarterly results.  To participate in the conference call, please dial 1-877-704-5381 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available through May 7, 2007 by dialing 1-888-203-1112 (passcode: 4535249) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Financial Highlights - March 31, 2007

(Unaudited)

	Three months ended March 31,		%
(in thousands, except per share data)	2007	2006	Change
INCOME STATEMENT
Net income	$20,135	$19,339	4.1%
Per share data:
Diluted earnings per share	0.65	0.63	3.2%
Cash dividends	0.24	0.21	14.3%

PERFORMANCE RATIOS
Return on average assets (1)	1.48%	1.49%
Return on average shareholders' equity (1)	10.73%	11.26%
Net income to average tangible shareholders' equity (1)	19.06%	22.22%
Efficiency ratio (2)	45.43%	50.42%
Net interest margin (1)	4.52%	4.64%
Dividend payout ratio	36.36%	32.81%

	March 31,		%
	2007	2006	Change
BALANCE SHEET
Total assets	$5,508,840	$5,249,157	4.9%
Loans	3,904,542	3,620,478	7.8%
Loans, net	3,853,928	3,567,421	8.0%
Deposits	3,845,621	3,679,200	4.5%
Shareholders' equity	753,536	686,536	9.8%
Book value per share	24.51	22.53	8.8%
Market value per share	36.57	36.72	-0.4%
Tangible equity ratio	8.30%	7.24%

	Three months ended March 31,		%
	2007	2006	Change
SELECTED AVERAGE BALANCES
Total assets	$5,437,973	$5,185,813	4.9%
Interest-earning assets	4,849,704	4,598,582	5.5%
Loans, net of unearned interest	3,899,826	3,586,978	8.7%
Other real estate	—	—	0.0%
Deposits	3,787,092	3,604,750	5.1%
Interest-bearing liabilities	4,003,417	3,739,685	7.1%
Shareholders' equity	750,278	686,858	9.2%

	March 31,		%
	2007	2006	Change
NONPERFORMING ASSETS
Nonaccrual loans	$1,589	$6,106	-74.0%
Other real estate	—	—	—
Total nonperforming assets	1,589	6,106	-74.0%
Loans delinquent for 90 days or more (still accruing interest)	593	3,000	-80.2%
Restructured loans (still accruing interest)	—	698	-100.0%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$2,182	$9,804	-77.7%

	Three months ended March 31,
	2007	2006
Loan charge-offs	$4,835	$1,085	345.6%
Recoveries	569	680	-16.3%
Net loan charge-offs (recoveries)	$4,266	$405	953.3%
Net loan charge-offs to average loans (1)	0.44%	0.05%

	March 31,
	2007	2006
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.04%	0.17%
Nonperforming assets to total assets	0.03%	0.12%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.06%	0.27%
Allowance for loan and lease losses to total loans and leases	1.30%	1.47%
Allowance for loan and lease losses to nonaccrual loans	3,185.27%	868.93%

(1)             Annualized

(2)             Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	March 31, 2007	December 31, 2006	March 31, 2006
(in thousands, except per share data)
ASSETS
Cash and due from banks	$112,799	$129,715	$114,452
Interest-bearing deposits in other banks	5,318	5,933	6,737
Investment securities:
Held to maturity, at cost (fair value of $52,027 at March 31, 2007, $64,249 at December 31, 2006 and $69,030 at March 31, 2006)	52,780	65,204	70,657
Available for sale, at fair value	814,691	833,154	841,083
Total investment securities	867,471	898,358	911,740

Loans held for sale	41,608	26,669	34,362
Loans and leases	3,904,542	3,846,004	3,620,478
Less allowance for loan and lease losses	50,614	52,280	53,057
Net loans and leases	3,853,928	3,793,724	3,567,421

Premises and equipment	77,016	77,341	72,860
Accrued interest receivable	26,783	26,269	22,535
Investment in unconsolidated subsidiaries	12,318	12,957	11,522
Due from customers on acceptances	433	453	307
Goodwill	291,985	297,883	295,403
Core deposit premium	31,213	31,898	34,821
Mortgage servicing rights	11,404	11,640	11,918
Bank-owned life insurance	103,420	102,394	99,241
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	24,347	23,161	17,041
Total assets	$5,508,840	$5,487,192	$5,249,157

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$616,222	$661,027	$695,292
Interest-bearing demand	439,996	438,943	433,385
Savings and money market	1,228,754	1,205,271	1,103,215
Time	1,560,649	1,539,242	1,447,308
Total deposits	3,845,621	3,844,483	3,679,200

Short-term borrowings	25,039	79,308	52,125
Long-tem debt	804,618	740,189	753,564
Bank acceptances outstanding	433	453	307
Minority interest	13,502	13,130	13,528
Other liabilities	66,091	71,490	63,897
Total liabilities	4,755,304	4,749,053	4,562,621

Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value, authorized 100,000,000 shares; issued and outstanding 30,740,014 shares at March 31, 2007, 30,709,389 shares at December 31, 2006, and 30,473,826 shares at March 31, 2006	431,185	430,904	427,657
Surplus	53,018	51,756	48,790
Retained earnings	282,673	270,624	231,285
Accumulated other comprehensive loss	(13,340)	(15,145)	(21,196)
Total shareholders' equity	753,536	738,139	686,536
Total liabilities and shareholders' equity	$5,508,840	$5,487,192	$5,249,157

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2007	2006	2006
Interest income:
Interest and fees on loans and leases	$76,166	$74,643	$64,553
Interest and dividends on investment securities:
Taxable interest	8,712	8,779	8,563
Tax-exempt interest	1,363	1,258	1,318
Dividends	33	274	103
Interest on deposits in other banks	35	244	173
Interest on federal funds sold and securities purchased under agreements to resell	10	58	52
Dividends on Federal Home Loan Bank stock	98	49	—
Total interest income	86,417	85,305	74,762
Interest expense:
Interest on deposits	22,257	22,245	13,805
Interest on short-term borrowings	505	162	231
Interest on long-term debt	9,968	9,503	8,534
Total interest expense	32,730	31,910	22,570

Net interest income	53,687	53,395	52,192
Provision for loan and lease losses	2,600	—	525
Net interest income after provision for loan and lease losses	51,087	53,395	51,667

Other operating income:
Income from fiduciary activities	761	758	677
Service charges on deposit accounts	3,444	3,845	3,536
Other service charges and fees	3,357	3,195	3,004
Equity in earnings of unconsolidated subsidiaries	257	155	184
Fees on foreign exchange	221	164	182
Investment securities gains	—	(1,491)	—
Income from bank-owned life insurance	1,031	1,195	924
Loan placement fees	259	511	298
Gains on sales of loans	1,367	730	2,338
Other	455	425	1,021
Total other operating income	11,152	9,487	12,164

Other operating expense:
Salaries and employee benefits	16,406	19,083	19,062
Net occupancy	2,504	2,244	2,274
Equipment	1,230	1,240	1,173
Amortization of core deposit premium	685	975	974
Communication expense	1,148	1,080	1,168
Legal and professional services	2,327	2,401	1,866
Computer software expense	799	862	593
Advertising expense	623	780	746
Other	4,754	7,045	5,923

Total other operating expense	30,476	35,710	33,779

Income before income taxes	31,763	27,172	30,052
Income taxes	11,628	8,372	10,713
Net income	$20,135	$18,800	$19,339
Per share data:
Basic earnings per share	$0.66	$0.61	$0.64
Diluted earnings per share	0.65	0.61	0.63
Cash dividends declared	0.24	0.23	0.21

Basic weighted average shares outstanding (000's)	30,699	30,645	30,441
Diluted weighted average shares outstanding (000's)	30,988	30,933	30,658

 CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended March 31, 2007			Three Months Ended December 31, 2006			Three Months Ended March 31, 2006
	Average	Average	Average	Average	Average		Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	2,776	5.11%	35	18,813	5.16%	244	16,946	4.15%	173
Federal funds sold & securities purchased
under agreements to resell	778	5.20%	10	4,353	5.26%	58	4,726	4.50%	52
Taxable investment securities, excluding
valuation allowance	743,018	4.71%	8,745	796,725	4.55%	9,053	805,142	4.31%	8,666
Tax-exempt investment securities,
excluding valuation allowance	154,509	5.43%	2,097	140,647	5.51%	1,935	135,993	5.96%	2,028
Loans and leases, net of unearned income	3,899,826	7.90%	76,166	3,803,169	7.80%	74,643	3,586,978	7.28%	64,553
Federal Home Loan Bank stock	48,797	0.80%	98	48,797	0.40%	49	48,797	0.00%	—
Total interest earning assets	4,849,704	7.26%	87,151	4,812,504	7.10%	85,982	4,598,582	6.63%	75,472
Nonearning assets	588,269			585,083			587,231
Total assets	5,437,973			5,397,587			5,185,813

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	433,167	0.13%	138	428,395	0.13%	138	430,858	0.14%	149
Savings and money market deposits	1,236,806	2.06%	6,285	1,224,906	1.95%	6,017	1,075,120	1.01%	2,680
Time deposits under $100,000	627,268	3.25%	5,033	619,302	3.07%	4,794	592,109	2.47%	3,613
Time deposits $100,000 and over	900,843	4.86%	10,801	930,203	4.82%	11,296	839,272	3.56%	7,363
Short-term borrowings	37,021	5.55%	505	12,019	5.34%	162	21,599	4.34%	231
Long-term debt	768,312	5.26%	9,968	758,593	4.97%	9,503	780,727	4.43%	8,534
Total interest-bearing liabilities	4,003,417	3.32%	32,730	3,973,418	3.19%	31,910	3,739,685	2.45%	22,570
Noninterest-bearing deposits	589,008			587,886			667,391
Other liabilities	95,270			100,208			91,879
Stockholders’ equity	750,278			736,075			686,858
Total liabilities & stockholders’ equity	5,437,973			5,397,587			5,185,813
Net interest income			54,421			54,072			52,902
Net interest margin		4.52%			4.47%			4.64%